Exhibit 4.41.6

Date 18 March 2004

THE ROYAL BANK OF SCOTLAND PLC

as “Agent”

- and -

CEDARHURST TANKERS LDC

as “Chargor”

DEED OF RELEASE

relating to a Floating Charge dated 12 February 1997

INDEX

Clause

1	DEFINITIONS AND INTERPRETATION

2	RELEASE

3	FURTHER ASSURANCE

4	COUNTERPARTS

5	GOVERNING LAW

6	EXCLUSION OF THIRD PARTY RIGHTS

THIS DEED OF RELEASE is made on 18 March 2004

BETWEEN:

(1)           THE ROYAL BANK OF SCOTLAND PLC, registered in Scotland under number SC090312 whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB (as successor to Goldman Sachs International (“Goldman”) as agent and trustee for the Finance Parties (as defined in the Facility Agreement as defined below)) (the “Agent”) and

(2)           CEDARHURST TANKERS LDC, a company incorporated in the Cayman Islands whose registered office is at 3rd Floor, CIBC Financial Centre, PO Box 1234, George Town, Grand Cayman Island (the “Chargor”).

WHEREAS:

(A)          Pursuant to the Floating Charge, the Chargor charged in favour of the Agent as agent and trustee for itself and on behalf of the other Finance Parties as security for the Secured Liabilities all of the assets of the Chargor not otherwise charged to the Agent under any other Security Document, save for the Chargor’s right, title and interest in (i) the Suspense Account; (ii) the assets comprised in or supporting the Lease Senior Security, including, without limitation, the Account; (iii) the assets comprised in the Permitted Funds; and (iv) the Direct Support Agreement to which the Chargor is a party.

(B)           The Agent has agreed to release the security created by the Floating Charge.

1              DEFINITIONS AND INTERPRETATION

1.1          In this Deed the following definitions apply:

“Facility Agreement” means the facility agreement dated 6 February 1997 and made between the Chargor as borrower, the Subsidiaries of the Chargor as Guarantors, Goldman as Arranger, the Banks, the Swap Parties and Goldman as agent, as the agency role was transferred from Goldman to the Agent; and

“Floating Charge” means the floating charge dated 12 February 1997 and made between the Chargor and Goldman for itself and as agent and trustee for the other Finance Parties, as the agency role was transferred from Goldman to the Agent.

1.2          Defined expressions.  Unless otherwise defined herein or the context shall otherwise require, the meanings ascribed to words and expressions in the Floating Charge shall have the same meanings in this Deed (including in the Recitals hereto).

1.3          Construction.  The provisions of Clause 1.2 (Interpretation) of the Floating Charge apply, with any necessary modifications, to this Deed.

2              RELEASE

2.1          With effect from the date of this Deed, the Agent irrevocably and unconditionally releases the security created by the Floating Charge and releases to the Chargor all of the right, title and interest of the Agent in or to the Security Assets.

3              FURTHER ASSURANCE

The Agent covenants with the Chargor that, upon the Chargor’s written request and at the sole cost of the Chargor, it will sign and execute such further deeds or instruments of release, issue notices or directions and do such things as may reasonably be required to give effect to the release of security contained in this Deed.

4              COUNTERPARTS

This Deed may be executed in counterparts which, when taken together, shall constitute one and the same agreement.

5              GOVERNING LAW

This Deed shall be governed by and construed in accordance with English law.

6              EXCLUSION OF THIRD PARTY RIGHTS

A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

EXECUTED as a DEED on the date appearing the beginning of this Deed.

EXECUTED AS A DEED		)	/s/ Robert J. Manners
by THE ROYAL BANK OF SCOTLAND PLC		)
acting by Robert J. Manners		)
its duly authorised attorney in the presence of:		)

Signature of Witness:	/s/ Charmaine Rumbelow

EXECUTED AS A DEED		)	/s/ Nicholas Sherriff
by CEDARHURST TANKERS LDC		)
acting by Nicholas Sherriff		)
its duly authorised attorney in the presence of:		)

Signature of Witness:	/s/ illegible